AMENDMENT NO. 5 TO MANAGEMENT AGREEMENT

         This Amendment No. 5 to the Management Agreement dated December 8, 2000 as amended on February 12, 2002, October 1, 2001, May 1, 2002 and January 1, 2003 (the "Agreement"), by and between Met Investors Series Trust and Met Investors Advisory Corp. (now know as Met Investors Advisory LLC) (the "Manager"), is entered into effective the 1st day of May, 2003.
         WHEREAS the Agreement provides for the Manager to provide certain services to the Trust for which the Manager is to receive agreed upon fees; and
         WHEREAS the Manager and the Trust desire to make certain changes to the Agreement; NOW, THEREFORE, the Manager and the Trust hereby agree that the Agreement is amended as follows: 1. Schedule A of the Agreement hereby is amended to add the following additional Portfolios:


   Portfolio                            Percentage of average daily net assets
---------------------- ---------------------------------------------------------
---------------------- ---------------------------------------------------------
Lord Abbett America's Value Portfolio   0.65% of first $500 million of such
                                        assets plus 0.60% of such assets
                                        over $500 million
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
PIMCO Inflaton Protected Bond
   Portfolio                             0.50%
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         2. All other terms and conditions of the Agreement shall remain in full force and effect.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed 1st day of May, 2003.


                               MET INVESTORS SERIES TRUST


                               By:______________________
                                    Elizabeth M. Forget
                                    President



                               MET INVESTORS ADVISORY LLC


                               By:_______________________
                                    Elizabeth M. Forget
                                    President